Exhibit 3.2

New Nouveau Brunswick

CANADA **PROVINCE OF NEW BRUNSWICK** **BUSINESS CORPORATIONS ACT** **CERTIFICATE OF AMENDMENT** **(SECTION 26, 117)**	**CANADA** **PROVINCE DU NOUVEAU-BRUNSWICK** **LOI SUR LES CORPORATIONS COMMERCIALES** **CERTIFICAT DE MODIFICATION** **(ARTICLE 26, 117)**

GSI Group Inc.

Name of Corporation / Raison sociale de la corporation

508971

Corporation Number / Numéro de la corporation

CERTIFIED COPY TRUE AND CORRECT
COPIE CERTIFIÉE EXACTE ET CONFORME
29 - 09 - 2011
Day/Jour - Month/Mois - Year/Année
Director Business Corporations Act
Directeur - Loi sur les corporations commerciales
New Brunswick Nouveau-Brunswick

I HEREBY CERTIFY that the Articles of the above-mentioned corporation were amended
JE CERTIFIE que les statuts de la corporation mentionée ci-dessus ont été modifiés

(a) under Section 11 of the Business Corporations Act in accordance with the attached notice;
en vertu de l'article 11 de la Loi sur les corporations commerciales conformément à l'avis ci-joints; ☐

(b) under Section 26 of the Business Corporations Act as set out in the attached Articles of Amendment designating en vertu de l'article 26 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de ☐

a series of shares;
modification ci-joints decrivant les actions d'une série;

(c) under Section 117 of the Business Corporations Act as set out in the attached Articles of Amendment; or
en vertu de l'article 117 de la Loi sur les corporations commerciales de la façon indiquée dans les statuts de modification ci-joints; ou ☒

(d) under Section 132 of the Business Corporations Act as set out in the attached Articles of Reorganization.
en vertu de l'article 132 de la Loi sur les corporations commerciales de la façon indiquées dans les statuts de réorganisation. ☐

Director
Directeur

Date of Amendment May 26, 2005
Date de modification

NEW BRUNSWICK NOUVEAU-BRUNSWICK BUSINESS CORPORATIONS ACT LOI SUR LES CORPORATIONS COMMERCIALES FORM 3 FORMULE 3 ARTICLES OF AMENDMENT STATUTS DE MODIFICATION (SECTION 26, 116) (ARTICLE 26, 116)

1-Name of Corporation - Raison sociale de la corporation 2-Corporation No.-Numéro de la corporation GSI LUMONICS INC.

508971

3-The articles of the above-mentioned corporation are amended Les statuts de la corporation mentionnée as follows: ici sont modifiés comme suit:

To amend Section 1 of the Articles of Incorporation of the Corporation to change the name of the Corporation from GSI Lumonics Inc. to GSI Group Inc.

Date Signature Description of Office -Description du bureau

May 26, 2005	Chief Financial Officer	CHIEF FINANCIAL OFFICER

FOR DEPARTMENTAL USE ONLY RÉSERVÉ AU SEUL		Filed-Déposé FILED/DEPOSE MAY 26 2005
USAGE DU MINISTERE

45-5031 (6/01)